                                                                 EXHIBIT 10.5(c)

                                    AGREEMENT

     This Agreement dated as of February 21, 2002 is made between Chicago Bridge & Iron Company, N.V. a Netherlands company (the "Company"), and Gerald M. Glenn, a Texas resident ("Executive").

                                    RECITALS

     A. The Company has established for the benefit of certain key employees of the Company and its majority-owned subsidiaries the Chicago Bridge & Iron Management Defined Contribution Plan, as amended (the "Plan"). Executive is a participant in the Plan.

     B. The Company and the Executive have entered into a certain agreement dated as of September 1, 1999 (the "Plan Agreement"), pursuant to which among other things the Executive consented to an amendment of the Plan.

     C. The Company now desires to further amend the Plan and the Executive desires to consent thereto and the Company and Executive mutually desire to amend the Plan Agreement.

                                    AGREEMENT

     The Company and Executive agree as follows:

     1. Executive for himself and his beneficiaries consents to the First Amendment to the Plan (the "Plan Amendment") in the form thereof attached to this Agreement as Exhibit A, and to the application to Executive of Section 6.2 of the Plan as so amended.

     2. Section 3 of the Plan Agreement is amended by amending clause (ii) of subsection (a) to read "April 1, 2004" and by adding after subsection (d) a new subsection (e) to read as follows:

          (e) Notwithstanding subsections (a) and (c), the restrictions of subsection (a) shall lapse as to, and there shall be distributed to Executive pursuant to subsection (c), on each December 31 prior to the Vesting Date and Settlement Date determined under subsections
     (a) and (c), a number of shares of Common Stock having fair market value equal to amount, if any, that when added to all Other Compensation paid or accrued by the Company as taxable compensation to such Part B Participant for the same tax year of the Company, does not exceed the maximum amount thereof that is deductible by the Company after applying any applicable limitation under Section 162(m) of the Code.

               (i) "Other Compensation" means all other compensation (including without limitation dividends payable in respect of restricted stock units or shares of restricted stock) previously paid or accrued, or which the Company reasonably expects to be paid or accrued thereafter under the customary pay practices of the Company assuming no change in Executive's status or base compensation as in effect on such December 31, which Other Compensation would be deductible by the Company for such taxable year but for the potential application of Section 162(m).

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               (ii) If after release from restrictions and distribution
          of Restricted Stock Units pursuant to this subsection (e) but within the same taxable year of the Company Executive becomes entitled for any reason to receive Other Compensation which, when added to such distribution and all Other Compensation previously paid or accrued by the Company to Executive for the same taxable year of the Company, is in whole or in part nondeductible by reason of the application of Section 162(m), Executive shall be deemed to have irrevocably elected to defer the receipt of the nondeductible portion of such Other Compensation as though such nondeductible portion were Restricted Stock Units under this Agreement.

               (iii) This subsection (e) shall be applied only after distribution has been made under corresponding provisions of
          Section 6.2 of the Plan, as amended.

     3. Nothing in this Agreement or in the Plan Amendment shall be deemed to affect the application of that certain Amendment and Consent Agreement between the Company and Executive dated as of November ___, 2000, in determining whether a Change in Control has occurred for purposes of the Plan or the Plan Agreement.

     IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date first above written.

                                        CHICAGO BRIDGE & IRON COMPANY N.V.


Dated:                                  By: Chicago Bridge & Iron Company B.V.,
      -----------------                     its sole Managing Director




                                        By: /s/ROBERT B. JORDAN
                                            ------------------------------------
                                                   Its authorized officer


                                        EXECUTIVE


Dated:                                  /s/ GERALD M. GLENN
       ----------------                 ----------------------------------------
                                                   Gerald M. Glenn


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

                                                                       Exhibit A

                                 FIRST AMENDMENT
                                       OF
                          CHICAGO BRIDGE & IRON COMPANY
                      MANAGEMENT DEFINED CONTRIBUTION PLAN
              (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 1999)

     Chicago Bridge & Iron Company N.V., a Netherlands company, acting by and through its sole Managing Director, Chicago Bridge & Iron Company B.V., a Netherlands company, acting by and through its duly authorized and acting Managing Director, pursuant to Article X of the Chicago Bridge & Iron Company Management Defined Contribution Plan, as amended and restated effective September 1, 1999 (the "Plan") hereby amends the Plan, effective as provided below, as follows:

                                       I.

     Section 6.2 of the Plan is amended to read as follows:

          Section 6.2 Part B Participants-Glenn. If Gerald M. Glenn consents to the application to him of this Section 6.2 and his Stock Account is held in Trust B, the Trustee of Trust B shall distribute and release to the Committee and the Committee shall distribute to Mr. Glenn (or if applicable, his Beneficiary) all vested amounts and all vested shares of Stock credited to his Stock Account on the earliest to occur of (i) the first business day after his Termination of Employment, (ii) the first business day after April 1, 2004, or (iii) a Change of Control; and prior thereto shall distribute to Mr. Glenn (or if applicable, his Beneficiary) vested amounts and vested shares of Stock credited to his Stock Account, but only during the month of December of each year and only to the extent that the distributable amount, when added to all Other Compensation paid or accrued by the Company as taxable compensation to such Part B Participant for the same tax year of the Company, does not exceed the maximum amount thereof that is deductible by the Company after applying any applicable limitation under Section 162(m) of the Code.

               (a) "Other Compensation" means all other compensation (including without limitation dividends payable in respect of restricted stock units or shares of restricted stock) previously paid or accrued, or which the Company reasonably expects to be paid or accrued thereafter under the customary pay practices of the Company assuming no change such Part B Participant's status or base compensation as in effect on the date of the distribution pursuant to this Plan, which Other Compensation would be deductible by the Company for such taxable year but for the potential application of Section 162(m).

               (b) If after receiving a distribution of the Stock Account but within the same taxable year of the Company such Part B Participant becomes entitled for any reason to receive Other Compensation which, when added to such distribution and all Other Compensation previously paid or accrued by the Company to such Part B Participant for the same taxable year of the Company, is in whole or in part nondeductible by reason of the application of Section 162(m), such Part B Participant shall be deemed to have irrevocably elected to defer the receipt of the nondeductible portion of such Other Compensation as though such nondeductible portion were an amount distributable from his Stock Account.

                                       II.

     The foregoing Amendment shall be effective as of the date of Gerald M. Glenn's consent thereto.

                                      III.

     Except as provided in this Amendment the Plan shall remain in full force and effect.



     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer.

                                        CHICAGO BRIDGE & IRON COMPANY N.V.

                                        By: Chicago Bridge & Iron Company B.V.,
                                            its sole Managing Director


Date:                                   By:
      -----------------                     ------------------------------------
                                                   its Managing Director

ATTEST:




---------------------------------
Secretary


                                        Consented to by EXECUTIVE



Date:
      -----------------                 ----------------------------------------
                                                    Gerald M. Glenn



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